                                                                  Exhibit 17(e)

CGM
FOCUS FUND

11th Annual Report
December 31, 2007

A No-Load Fund


[logo] Investment Adviser
       CAPITAL GROWTH MANAGEMENT
       Limited Partnership

TO OUR SHAREHOLDERS:
-------------------------------------------------------------------------------

CGM Focus Fund returned 12.0% during the fourth quarter of 2007 compared to the unmanaged Standard and Poor's 500 Index which returned -3.3% over the same period. For the year just ended, CGM Focus Fund returned 80.0% and the S&P 500 Index, 5.5%.

THE YEAR IN REVIEW AND ECONOMIC OUTLOOK
November marked the sixth anniversary of the U.S. economic expansion. Indeed, the longevity of the current economic cycle as well as the bull market in common stocks is testing historical records. Now, however, there are signs of slowdown on the business horizon as damage precipitated by past excesses in the housing market along with years of easy credit availability is corrected. Cheap money rates and the marketing of subprime mortgage loans mixed in with high-grade paper (packaged and sold as prime credits) have led to payment defaults on the consumer level and huge institutional losses. Home buyers were wooed with mortgages they couldn't afford, wrong-headedly assuming that rising home prices would bail them out. Instead home prices declined, loans went south and the financial institutions and investors who purchased mortgage- backed securities took the hit. Billions in assets have been and continue to be written off as worthless while many banks and other financial entities scramble to raise capital to shore up balance sheets. Well-publicized losses have already cost top jobs at both Citigroup and Merrill Lynch and still the full extent of the devastation is unclear since no one really knows the value of many of these esoteric packages of now delinquent mortgages. The Federal Reserve Board has taken several steps to encourage borrowing and inject liquidity into the market which we hope will stabilize the credit markets. For the moment though, the uncertainty has spawned a flight to quality in the bond market driving yields on the 10-year government bond from 5.04% in June to 4.03% at year end.

In addition to the credit crisis, a second troubling sign emerged today with the release of the Institute for Supply Management's index of manufacturing which dropped to 47.7 in December from 50.8 the month before, thereby confirming a slowdown. And, yet another uncertainty in the economic landscape is the enormous rise in the price of crude oil. The year began with crude at $50 a barrel and ended with it at $98. In the past, rising oil prices have acted like a large tax resulting in a pull back in consumer spending. This time around, the consumer appears to be a bit more resilient and so far, despite some spending cuts, the dire consequences of past predictions have yet to materialize.

The credit crisis is serious and has wreaked havoc on many financial institutions. Manufacturing may well be slowing and the price of oil remains high. However, there are many sectors of the economy prospering at the same time. The annual GDP growth rate in the third quarter of 2007 was a hefty 4.9%. Businesses that supply global markets, rapidly developing countries like China, Brazil, Russia and India in particular, are faring well. The U.S. agricultural sector is booming and heavy capital industries, including aerospace and defense, are strong. The unemployment rate remains low, the S&P 500 Index closed the year off just 6% from its all-time high in October despite ongoing credit travails and the Fed continues to reduce short-term interest rates. We are hopeful the economy can weather current turbulence and resume a more measured growth pattern later in the new year.

PORTFOLIO STRATEGY
CGM Focus Fund was fully invested throughout the year, reflecting our belief in continued global economic growth. The Fund focused on industries that profited from the increasing consumption of commodities in emerging economies including China, India, Brazil, and the Middle Eastern countries.

The Fund's largest sector positions were energy, industrial raw materials and fertilizer, which benefited from rising grain prices. An initial substantial position in investment banks was eliminated in the first half of the year when their prospects were diminished by the developing financial crisis in mortgage-related securities.

Five security holdings experienced well over 100% appreciation during the year and were major contributors to 2007 performance: fertilizer producers The Mosaic Company and Potash Corporation of Saskatchewan Inc., Brazilian nickel and iron ore producer Companhia Vale do Rio Doce ADR, Brazilian oil and gas company Petroleo Brasileiro S.A. - Petrobras ADR, and Russian cellular phone company Open Joint Stock Company "Vimpel-Communications" ADR. The Fund experienced losses in energy drink producer Hansen Natural Corporation and oil and gas producer PetroChina Company Limited ADR. Short selling contributed to the Fund's gains with significant profits earned in short sales of mortgage originators and a realized loss in an Amazon.com, Inc. short sale.

2007 results benefited from unusually large increases in oil and fertilizer prices which we believe are unlikely to recur in 2008.

At the end of the year, CGM Focus Fund held significant long positions in the steel, fertilizer and telephone industries. The Fund's three largest long holdings were The Mosaic Company, Petroleo Brasileiro S.A.- Petrobras ADR and Open Joint Stock Company "Vimpel-Communications" ADR. Approximately 8% of the Fund's total net assets were invested in securities sold short on December 31, 2007.

          /s/ Robert L. Kemp

              Robert L. Kemp
              President

          /s/ G. Kenneth Heebner

              G. Kenneth Heebner
              Portfolio Manager

January 2, 2008

COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
CGM FOCUS FUND AND THE UNMANAGED S&P 500 INDEX assuming reinvestment of dividends and capital gains

--------------------------------
        CGM FOCUS FUND
  Average Annual Total Returns
        through 12/31/07
--------------------------------
1 year    5 year     10 year
80.0%      37.1%      26.1%
--------------------------------
     Past performance is no
   indication of future results
--------------------------------

                                                        Unmanaged
                                      CGM                S&P 500
                                   Focus Fund             Index
            -----------------------------------------------------
            Start                  $ 10,000              $10,000
            1998                     10,350               12,860
            1999                     11,230               15,561
            2000                     17,283               14,145
            2001                     25,527               12,462
            2002                     20,983                9,708
            2003                     34,937               12,494
            2004                     39,269               13,856
            2005                     49,165               14,535
            2006                     56,540               16,832
            2007                    101,772               17,758

CGM FOCUS FUND
PORTFOLIO MANAGER
-------------------------------------------------------------------------------

G. Kenneth Heebner has managed CGM Focus Fund since its inception on September 3, 1997. In 1990, Mr. Heebner founded Capital Growth Management Limited Partnership with Robert L. Kemp. Prior to establishing the new company, Mr. Heebner managed mutual funds at Loomis, Sayles and Company. In addition to CGM Focus Fund, he currently manages CGM Capital Development Fund, CGM Mutual Fund and CGM Realty Fund.
-------------------------------------------------------------------------------

See the Schedule of Investments on pages 4 and 5 for the percentage of net assets of the Fund invested in particular industries or securities as of December 31, 2007.

INVESTMENT PERFORMANCE
(unaudited)
-------------------------------------------------------------------------------

Cumulative Total Return for Periods Ended
December 31, 2007

                                                                   CGM FOCUS
                                                                     FUND
                                                                   ---------
10 Years ......................................................     +917.1%
5 Years .......................................................     +384.9
1 Year ........................................................     + 80.0
3 Months ......................................................     + 12.0

The performance data contained in the report represent past performance, which is no guarantee of future results. The graph and table above do not reflect the deduction of taxes a shareholder would pay on Fund distributions or the redemption of Fund shares and assume the reinvestment of all Fund distributions. The investment return and the principal value of an investment in the Fund will fluctuate so that investors' shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. The adviser limited the Fund's total operating expenses to 1.20% of its average net assets exclusive of any dividend expense incurred on short sales through December 31, 2001. Otherwise, the Fund's cumulative total return and average annual total return for the ten year period would have been lower.

                                                  CGM FOCUS FUND
-----------------------------------------------------------------------------------------------------------------

INVESTMENTS AS OF DECEMBER 31, 2007

COMMON STOCKS -- 94.0% OF TOTAL NET ASSETS
                                                                                       SHARES         VALUE(a)
                                                                                       ------         --------
BANKS - MONEY CENTER -- 4.9%
  Banco Itau Holding Financeira S.A. ADR (b)(c) ................................     10,560,000    $  273,081,600
                                                                                                   --------------
COPPER -- 5.0%
  Freeport-McMoRan Copper & Gold Inc. ..........................................      2,700,000       276,588,000
                                                                                                   --------------
ENGINEERING -- 4.3%
  Foster Wheeler Ltd. (d) ......................................................      1,539,000       238,575,780
                                                                                                   --------------
FERTILIZER -- 11.4%
  Potash Corporation of Saskatchewan Inc. ......................................      1,890,000       272,084,400
  The Mosaic Company (d) .......................................................      3,860,000       364,152,400
                                                                                                   --------------
                                                                                                      636,236,800
                                                                                                   --------------
FINANCIAL SERVICES -- 3.5%
  Banco Bradesco S.A. ADR (b)(c) ...............................................      6,030,000       192,960,000
                                                                                                   --------------
FOOD - AGRIBUSINESS -- 3.5%
  Monsanto Company .............................................................      1,725,000       192,665,250
                                                                                                   --------------
MACHINERY -- 5.3%
  Deere & Company ..............................................................      3,150,000       293,328,000
                                                                                                   --------------
METALS AND MINING -- 0.6%
  Mechel OAO ADR (b)(e) ........................................................        320,000        31,084,800
                                                                                                   --------------
MISCELLANEOUS -- 4.6%
  MEMC Electronic Materials, Inc. (d) ..........................................      2,850,000       252,196,500
                                                                                                   --------------
OFFSHORE DRILLING -- 5.1%
  Transocean Inc. (d) ..........................................................      1,953,440       279,634,936
                                                                                                   --------------
OIL - INDEPENDENT PRODUCTION -- 6.5%
  Petroleo Brasileiro S.A. - Petrobras ADR (b)(c)(f) ...........................      3,140,000       361,853,600
                                                                                                   --------------
OIL REFINING -- 5.7%
  Hess Corporation .............................................................      3,000,000       302,580,000
  Suncor Energy Inc. ...........................................................        100,000        10,873,000
                                                                                                   --------------
                                                                                                      313,453,000
                                                                                                   --------------
OIL SERVICE -- 7.1%
  Schlumberger Limited (f) .....................................................      3,020,000       297,077,400
  Weatherford International Ltd. (d) ...........................................      1,400,000        96,040,000
                                                                                                   --------------
                                                                                                      393,117,400
                                                                                                   --------------
STEEL -- 16.0%
  ArcelorMittal ................................................................      3,750,000       290,062,500
  Nucor Corporation ............................................................      4,630,000       274,188,600
  United States Steel Corporation (f) ..........................................      2,680,000       324,038,800
                                                                                                   --------------
                                                                                                      888,289,900
                                                                                                   --------------
TECHNOLOGY -- 1.2%
  Turkcell Iletisim Hizmetleri A.S. ADR (b) ....................................      2,410,000        66,443,700
                                                                                                   --------------
TELEPHONE -- 9.3%
  Mobile Telesystems OJSC ADR (b)(e) ...........................................      1,570,000       159,810,300
  Open Joint Stock Company "Vimpel-Communications" ADR (b)(e)(f) ...............      8,500,000       353,600,000
                                                                                                   --------------
                                                                                                      513,410,300
                                                                                                   --------------
TOTAL COMMON STOCKS (Identified cost $3,981,734,151) ...........................                    5,202,919,566
                                                                                                   --------------
SHORT-TERM INVESTMENT -- 1.4% OF TOTAL NET ASSETS
                                                                                        FACE
                                                                                       AMOUNT
                                                                                       ------
American Express Credit Corporation, 3.80%, 01/02/08 (Cost $75,910,000) ........    $75,910,000        75,910,000
                                                                                                   --------------

TOTAL INVESTMENTS - 95.4% (Identified cost $4,057,644,151) .....................                    5,278,829,566
  Cash and receivables .........................................................                      812,376,200
  Liabilities ..................................................................                     (555,092,200)
                                                                                                   --------------
TOTAL NET ASSETS -- 100.0% .....................................................                   $5,536,113,566
                                                                                                   ==============

(a) See Note 1A.
(b) An American Depositary Receipt (ADR) is a certificate issued by a U.S. bank representing the right to receive securities of the foreign issuer described. The values of ADRs are significantly influenced by trading on exchanges not located in the United States or Canada.
(c) The Fund had approximately 15% of its net assets at December 31, 2007 invested in companies incorporated in Brazil.
(d) Non-income producing security.
(e) The Fund had approximately 10% of its net assets at December 31, 2007 invested in companies incorporated in Russia.
(f) A portion of this security had been segregated as collateral in connection with short sale investments. (See Note 1E.)

SECURITIES SOLD SHORT (PROCEEDS $666,272,355)
                                                                                       SHARES         VALUE
                                                                                       ------         -----

    Ambac Financial Group, Inc. ................................................      2,225,000    $   57,338,250
    Countrywide Financial Corporation ..........................................     30,000,000       268,200,000
    Federal Home Loan Mortgage Corporation .....................................      3,000,000       102,210,000
                                                                                                   --------------
                                                                                                   $  427,748,250
                                                                                                   ==============


                                 See accompanying notes to financial statements.

                                CGM FOCUS FUND
-------------------------------------------------------------------------------

STATEMENT OF ASSETS AND LIABILITIES

December 31, 2007

ASSETS
Investments at value (Identified cost -- $4,057,644,151) ....    $5,278,829,566
Cash ........................................................             2,472
Deposits with brokers for short sales .......................       676,992,747
Receivable for:
  Securities sold ..........................    $  22,385,965
  Shares of the Fund sold ..................      105,290,615
  Dividends and interest ...................        7,704,401       135,380,981
                                                -------------    --------------
    Total assets ............................................     6,091,205,766
                                                                 --------------
LIABILITIES
Securities sold short at current market value (Proceeds
 $666,272,355) ..............................................       427,748,250
Payable for:
  Securities purchased .....................      108,475,219
  Shares of the Fund redeemed ..............       13,090,013
  Short dividends ..........................          750,000
  Tax withholding liability ................          492,458       122,807,690
                                                -------------

Accrued expenses:
  Management fees ..........................        4,059,729
  Trustees' fees ...........................           22,111
  Accounting, administration and
   compliance expenses .....................           31,087
  Transfer agent fees ......................          111,948
  Other expenses ...........................          311,385         4,536,260
                                                -------------    --------------
    Total liabilities .......................................       555,092,200
                                                                 --------------
NET ASSETS ..................................................    $5,536,113,566
                                                                 ==============

Net Assets consist of:
  Capital paid-in ...........................................    $4,125,490,672
  Accumulated net realized losses on investments ............       (49,086,626)
  Net unrealized appreciation on investments:
    Long positions ..........................................     1,221,185,415
    Short positions .........................................       238,524,105
                                                                 --------------
NET ASSETS ..................................................    $5,536,113,566
                                                                 ==============
Shares of beneficial interest outstanding, no par value .....       105,471,028
                                                                    ===========
Net asset value per share* ..................................            $52.49
                                                                         ======

* Shares of the Fund are sold and redeemed at net asset value
  ($5,536,113,566 / 105,471,028).

                See accompanying notes to financial statements.

                                CGM FOCUS FUND
-------------------------------------------------------------------------------

STATEMENT OF OPERATIONS

Year Ended December 31, 2007

INVESTMENT INCOME
  Income:
    Dividends (net of withholding tax of $2,187,626) ........    $   30,616,201
    Interest on restricted cash .............................        15,175,134
    Interest ................................................         1,641,447
                                                                 --------------
                                                                     47,432,782
                                                                 --------------
  Expenses:
    Management fees .........................................        31,205,411
    Trustees' fees ..........................................            89,101
    Accounting, administration and compliance expenses ......           373,040
    Custodian fees and expenses .............................           397,610
    Transfer agent fees .....................................           783,170
    Audit and tax services ..................................            38,500
    Legal ...................................................            87,199
    Printing ................................................           127,781
    Registration fees .......................................           340,814
    Line of credit commitment fee ...........................            40,556
    Dividends on short sales ................................         9,368,000
    Miscellaneous expenses ..................................             2,763
                                                                 --------------
                                                                     42,853,945
                                                                 --------------
  Net investment income .....................................         4,578,837
                                                                 --------------

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
  Net realized gain on investments:
    Long transactions .......................................       855,115,039
    Short transactions ......................................         6,832,803
  Net unrealized appreciation on investments:
    Long transactions .......................................       914,016,881
    Short transactions ......................................       282,985,309
                                                                 --------------
  Net realized and unrealized gains on investments ..........     2,058,950,032
                                                                 --------------
CHANGE IN NET ASSETS FROM OPERATIONS ........................    $2,063,528,869
                                                                 ==============

                See accompanying notes to financial statements.

                                             CGM FOCUS FUND
----------------------------------------------------------------------------------------------------------------

STATEMENT OF CHANGES IN NET ASSETS

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                --------------------------------
                                                                                     2007              2006
                                                                                --------------    --------------

FROM OPERATIONS
  Net investment income ....................................................    $    4,578,837    $   49,456,211
  Net realized gains from investments ......................................       861,947,842       173,863,900
  Net unrealized appreciation ..............................................     1,197,002,190        24,273,033
                                                                                --------------    --------------
    Change in net assets from operations ...................................     2,063,528,869       247,593,144
                                                                                --------------    --------------
FROM DISTRIBUTIONS TO SHAREHOLDERS
  Net investment income ....................................................        (4,608,973)      (48,763,442)
  Net short-term realized capital gains on investments .....................      (727,774,379)               --
  Net long-term realized capital gains on investments ......................      (150,234,755)     (175,789,197)
                                                                                --------------    --------------
                                                                                  (882,618,107)     (224,552,639)
                                                                                --------------    --------------
FROM CAPITAL SHARE TRANSACTIONS
  Proceeds from sale of shares .............................................     2,144,201,168       997,758,557
  Net asset value of shares issued in connection with reinvestment of:
    Dividends from net investment income ...................................         3,733,219        40,066,125
    Distributions from net short-term realized capital
     gains on investments ..................................................       610,369,415                --
    Distributions from net long-term realized capital
     gains on investments ..................................................       126,003,069       148,382,402
                                                                                --------------    --------------
                                                                                 2,884,306,871     1,186,207,084
  Cost of shares redeemed ..................................................      (801,142,829)     (578,351,879)
                                                                                --------------    --------------
    Change in net assets derived from capital share transactions ...........     2,083,164,042       607,855,205
                                                                                --------------    --------------
  Total change in net assets ...............................................     3,264,074,804       630,895,710

NET ASSETS
  Beginning of period ......................................................     2,272,038,762     1,641,143,052
                                                                                --------------    --------------
  End of period ............................................................    $5,536,113,566    $2,272,038,762
                                                                                ==============    ==============

NUMBER OF SHARES OF THE FUND:
  Issued from sale of shares ...............................................        43,255,062        26,593,050
  Issued in connection with reinvestment of:
    Dividends from net investment income ...................................            70,845         1,150,667
    Distributions from net short-term realized capital
     gains on investments ..................................................        11,588,559                --
    Distributions from net long-term realized capital
     gains on investments ..................................................         2,392,312         4,261,150
                                                                                --------------    --------------
                                                                                    57,306,778        32,004,867
  Redeemed .................................................................       (17,341,601)      (15,631,438)
                                                                                --------------    --------------
  Net change ...............................................................        39,965,177        16,373,429
                                                                                ==============    ==============

                                 See accompanying notes to financial statements.

                                 CGM FOCUS FUND
-------------------------------------------------------------------------------

STATEMENT OF CASH FLOWS

Year Ended December 31, 2007

INCREASE (DECREASE) IN CASH
Cash flows from operating activities:
  Change in net assets resulting from operations ..........    $  2,063,528,869
  Adjustments to reconcile change in net assets resulting
   from operations to net cash provided by
   operating activities:
    Purchase of investment securities .....................     (13,970,052,519)
    Buy to cover investment securities held short .........        (999,559,363)
    Proceeds from disposition of investment securities ....      12,819,850,470
    Proceeds from short sales of investment securities ....       1,348,874,725
    Sale of short-term investment securities, net .........         (56,245,000)
    Increase in deposits with brokers for short sales .....        (332,810,380)
    Increase in dividends and interest receivable .........          (4,904,849)
    Decrease in receivables for securities sold ...........          27,165,220
    Increase in tax withholding liability .................             407,201
    Increase in payable for short dividends ...............             750,000
    Increase in payable for securities purchased ..........          57,837,675
    Increase in accrued expenses ..........................           2,356,041
    Mark to market on receivable and liabilities ..........                 105
    Unrealized appreciation on securities .................      (1,197,002,190)
    Net realized gain from investments ....................        (861,947,842)
                                                               ----------------
  Net cash used in operating activities ...................      (1,101,751,837)
                                                               ----------------
Cash flows from financing activities:
  Proceeds from shares sold ...............................       2,044,327,698
  Payment on shares redeemed ..............................        (800,058,747)
  Cash distributions paid .................................        (142,517,718)
                                                               ----------------
  Net cash provided by financing activities ...............       1,101,751,233
                                                               ----------------
Net decrease in cash ......................................                (604)
Cash:
  Beginning balance .......................................               3,076
                                                               ----------------
  Ending balance ..........................................    $          2,472
                                                               ================

Supplemental disclosure of cash flow information:
Non-cash financing activities not included herein consist of reinvestment of dividends and distributions of $740,105,703.

                See accompanying notes to financial statements.


                                                       CGM FOCUS FUND
-----------------------------------------------------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS
                                                                          YEAR ENDED DECEMBER 31,
                                           ----------------------------------------------------------------------------------
                                               2007               2006              2005             2004             2003
                                           ------------       ------------       ----------       ----------       ----------
For a share of the Fund outstanding
  throughout each period:

Net asset value at the beginning of
  period ................................        $34.68             $33.40           $29.51           $29.93           $17.98
                                                 ------             ------           ------           ------           ------
Net investment income (loss) (a) ........          0.06(b)            0.82(b)          0.52(b)          0.04(b)         (0.21)
Net realized and unrealized gains on
  investments and foreign currency
  transactions ..........................         27.71               4.19             6.93             3.65            12.16
                                                 ------             ------           ------           ------           ------
Total from investment operations ........         27.77               5.01             7.45             3.69            11.95
                                                 ------             ------           ------           ------           ------
Dividends from net investment income ....         (0.05)             (0.81)           (0.44)           (0.04)              --
Distribution from net short-term
  realized gains ........................         (8.21)                --            (1.80)              --               --
Distribution from net long-term
  realized gains ........................         (1.70)             (2.92)           (1.32)           (4.07)              --
                                                 ------             ------           ------           ------           ------
Total distributions .....................         (9.96)             (3.73)           (3.56)           (4.11)              --
                                                 ------             ------           ------           ------           ------
Net increase (decrease) in net asset
  value .................................         17.81               1.28             3.89            (0.42)           11.95
                                                 ------             ------           ------           ------           ------
Net asset value at end of period ........        $52.49             $34.68           $33.40           $29.51           $29.93
                                                 ======             ======           ======           ======           ======

Total return (%) ........................          80.0               15.0(c)          25.2             12.4             66.5

Ratios:

Operating expenses to average net
  assets (%) ............................          0.99               1.02             1.07             1.12             1.18
Dividends and interest on short
  positions to
  average net assets (%) ................          0.28               0.18             0.15             0.09               --
                                                 ------             ------           ------           ------           ------
Total expenses to average net assets (%)           1.27               1.20             1.22             1.21             1.18
                                                 ======             ======           ======           ======           ======
Net investment income (loss) to average
  net assets (%) ........................          0.14               2.23             1.55             0.14            (0.92)
Portfolio turnover (%) ..................           384                333              282              327              204
Net assets at end of period (in
  thousands) ($) ........................     5,536,114          2,272,039        1,641,143          918,837          775,499

(a) Per share net investment income (loss) has been calculated using the average shares outstanding during the period.
(b) Net investment income (loss) per share excluding all related short sale income and expenses for the period ended December 31,
    2004 was $0.06, for the period ended December 31, 2005 was $0.23, for the period ended December 31, 2006 was $0.36 and for the period ended December 31, 2007 was ($0.02).
(c) In 2006, the Fund's total return consists of a voluntary reimbursement by the adviser for a realized investment loss.
    Excluding this item, the total return would have been 0.01% less.

                                       See accompanying notes to financial statements.

                                 CGM FOCUS FUND
-------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS -- DECEMBER 31, 2007

1. The Fund is a non-diversified series of CGM Trust which is organized as a Massachusetts business trust under the laws of Massachusetts pursuant to an Agreement and Declaration of Trust. The Trust is registered under the Investment Company Act of 1940 as an open-end management investment company. The Trust has two other funds whose financial statements are not presented herein. Along with one other fund in a separate Massachusetts business trust, there are four CGM Funds. The Fund commenced operations on September 3, 1997. The Fund's investment objective is long-term growth of capital. The Fund intends to pursue its objective by investing in a smaller number of companies, and/or in a more limited number of sectors than diversified mutual funds. In addition, should the investment outlook of the Fund's investment manager so warrant, the Fund may engage in a variety of investment techniques including short sales designed to capitalize on declines in the market price of specific equity securities of one or more companies or declines in market indexes.

The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

A. SECURITY VALUATION -- Equity securities are valued on the basis of valuations furnished by a pricing service authorized by the Board of Trustees. The pricing service provides the last reported sale price for securities listed on a national securities exchange or, in the case of the NASDAQ national market system, the NASDAQ official closing price. For securities with no sale reported and in the case of over- the-counter securities not so listed, the last reported bid price is used for long positions and the last reported ask price for short positions. Short-term investments having a maturity of sixty days or less are stated at amortized cost, which approximates value. Other assets and securities which are not readily marketable will be valued in good faith at fair value using methods determined by the Board of Trustees.

B. SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME -- Security transactions are accounted for on the trade date (date the order to buy or sell is executed) and dividend income is recorded on the ex-dividend date net of applicable foreign taxes. Interest income is recorded on the accrual basis and includes amortization of premium and discount. Net gain or loss on securities sold is determined on the identified cost basis.

C. FEDERAL INCOME TAXES -- It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies, and to distribute to its shareholders all of its taxable income and net realized capital gains, within the prescribed time period. Accordingly, no provision for federal income tax has been made. At December 31, 2007, there were no capital loss carryovers available to offset future realized gains.

    As of December 31, 2007, the components of distributable earnings on a tax basis were as follows:

                                 UNDISTRIBUTED                 NET UNREALIZED
       UNDISTRIBUTED              LONG-TERM                    APPRECIATION/
      ORDINARY INCOME            CAPITAL GAINS                 (DEPRECIATION)
      ---------------            -------------                 --------------
         $      --                $      --                    $1,410,622,895

    The identified cost of investments in securities, held long, owned by the Fund for federal income tax purposes, and their respective gross unrealized appreciation and depreciation at December 31, 2007 was as follows:

                             GROSS             GROSS
                           UNREALIZED         UNREALIZED         NET UNREALIZED
    IDENTIFIED COST       APPRECIATION       DEPRECIATION         APPRECIATION
    ---------------       ------------       ------------        --------------

    $4,088,546,900       $1,197,052,171      $(6,769,505)        $1,190,282,666

D. DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS -- Dividends and distributions are recorded by the Fund on the ex-dividend date. The classification of income and capital gains distributions is determined in accordance with income tax regulations. Distributions from net investment income and short-term capital gains are treated as ordinary income for income tax purposes. Permanent book and tax differences relating to shareholder distributions may result in reclassifications to paid-in capital or accumulated realized gain/loss. These differences are primarily related to dividends on short positions which were held less than forty-five days. The Fund also utilized earnings and profits distributed to shareholders on redemption of shares as a part of the dividend deduction for income tax purposes. Undistributed net investment income or accumulated net investment loss may include temporary book and tax differences such as tax deferral of losses on wash sales, which will reverse in a subsequent period. Any taxable income or gain remaining at fiscal year end is distributed in the following year.

    The tax character of distributions paid during the years ended December 31, 2007 and 2006, were as follows:

                                       LONG-TERM
    YEAR      ORDINARY INCOME        CAPITAL GAINS             TOTAL
    ----      ---------------        -------------             -----

    2007        $732,383,352          $150,234,755         $882,618,107
    2006        $ 48,763,442          $175,789,197         $224,552,639

E. SHORT SALES -- The Fund may sell securities short. A short sale is a transaction in which the Fund sells a security it does not own in anticipation that the market price of that security will decline. When the Fund makes a short sale, it must borrow the security sold short to make delivery to the buyer. The Fund then is obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The Fund is liable for any dividends or interest paid on securities sold short. While the short sale is outstanding, the Fund is required to collateralize its obligations, which has the practical effect of limiting the extent to which the Fund may engage in short sales. The market value of securities held in a segregated account at December 31, 2007 was $695,974,000 and the value of cash held in a segregated account was $676,992,747, a portion of which may have been restricted at December 31, 2007.

F. INDEMNITIES -- In the normal course of business, CGM Focus Fund may enter into contracts that provide indemnities to third parties for various potential losses and claims. CGM Focus Fund's maximum exposure under these arrangements is unknown as this would depend on future claims that may be made against CGM Focus Fund. The risk of material loss from such claims is considered remote.

G. STATEMENT OF CASH FLOWS -- Information on the Fund's financial transactions which have been settled through the receipt and disbursement of cash is presented in the financial statement entitled Statement of Cash Flows. The cash amount shown in the Statement of Cash Flows at December 31, 2007 represents cash maintained by the custodian.

H. FOREIGN CURRENCY TRANSLATION -- All assets and liabilities initially expressed in terms of foreign currencies are translated into U.S. dollars. Transactions affecting statement of operations accounts and net realized gain/(loss) on investments are translated at the rates prevailing at the dates of the transactions. The Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments. Reported net realized foreign exchange gains or losses arise from sales of foreign currency, currency gains or losses realized between the trade and settlement dates on securities transactions and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains or losses arise from changes in the value of assets and liabilities other than investments in securities at the end of the period, resulting from changes in the exchange rate.

2. FOREIGN INVESTMENT RISK -- There are certain additional risks involved in investing in foreign securities that are not inherent in investments in domestic securities. These risks may involve adverse political and economic developments and the possible imposition of currency exchange blockages or other foreign governmental laws or restrictions. In addition, the securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets.

3. DIVERSIFICATION -- The Fund is non-diversified, meaning it may invest a significant portion of its investments within a single industry, sector of the economy or fewer individual holdings than a diversified fund. Therefore, the Fund may be subject to greater price volatility or be adversely affected by the performance of particular industries, sectors, or individual holdings compared to the performance of a diversified fund.

4. PURCHASES AND SALES OF SECURITIES -- For the period ended December 31, 2007, purchases and sales of securities other than United States government obligations and short-term investments aggregated $13,970,052,519 and $12,819,805,591, respectively. There were no purchases or sales of long-term United States government obligations for the period ended December 31, 2007.

5. A. MANAGEMENT FEES -- During the period ended December 31, 2007, the Fund incurred management fees of $31,205,411, paid or payable to the Fund's investment adviser, Capital Growth Management Limited Partnership
        (CGM), certain officers and directors of which are also officers and trustees of the Fund. The management agreement provides for a fee at the annual rate of 1.00% on the first $500 million of the Fund's average daily net assets, 0.95% of the next $500 million and 0.90% on amounts in excess of $1 billion.

    B. OTHER EXPENSES -- CGM performs certain administrative, accounting, compliance and other services for the Fund. The expenses of those services, which are paid to CGM by the Fund, include the following:
        (i) expenses for personnel performing bookkeeping, accounting and financial reporting functions and clerical functions relating to the Fund; (ii) expenses for services required in connection with the preparation of registration statements and prospectuses, shareholder reports and notices, proxy questionnaires for SEC compliance; (iii) registration, filing and other fees in connection with requirements of regulatory authorities; and (iv) compliance in connection with the Investment Company Act of 1940 and to Sarbanes Oxley Act of 2002. The accounting, administration and compliance expense of $373,040, for the period ended December 31, 2007, is shown separately in the financial statements. These expenses include the reimbursement of a portion of the compensation expenses incurred by CGM for its employees who provide these administrative, accounting, compliance, and other services to the Fund, some of whom are officers of the Fund. Of the total expense reimbursement, $258,948 represented reimbursements by the Fund to CGM for a portion of the salaries of CGM employees who are officers of the Fund.

    C. TRUSTEES FEES AND EXPENSES -- The Fund does not pay any compensation directly to any trustees who are directors, officers or employees of CGM, or any affiliate of CGM (other than registered investment companies). For the period ended December 31, 2007, each disinterested trustee was compensated by the CGM Funds with an annual fee of $50,000 plus travel expenses for each meeting attended. The disinterested trustees are responsible for the audit committee functions of the CGM Funds and have designated a chairman to oversee those functions who receives an additional $30,000 annually. Of these amounts, each of the CGM Funds is responsible for $7,000 per trustee annually, plus an annual variable fee calculated based on the proportion of each of the CGM Funds' average net assets relative to the aggregate average net assets of the CGM Funds.

6. LINE OF CREDIT -- The Fund has a $40,000,000 committed, secured line of credit with State Street Bank and Trust Company. Borrowings under the line are charged interest at 0.75% over the current Overnight Federal Funds Rate. The Fund incurred a commitment fee of 0.1% per annum on the unused portion of the line of credit, payable quarterly for the year 2007. There were no borrowings under the line of credit during the period ended December 31, 2007.

7. NEW ACCOUNTING PRONOUNCEMENTS -- The Fund adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109 ("FIN 48"), on January 1, 2007. FIN 48 prescribes a minimum threshold for financial statement recognition of the benefit of a tax position taken or expected to be taken in a tax return. The implementation of FIN 48 did not result in any unrecognized tax benefits in the accompanying financial statements. Each of the Trust's federal tax returns for the prior three fiscal years remains subject to examination by the Internal Revenue Service.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, (FAS 157) "Fair Value Measurements". FAS 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosure about fair value measurements. FAS 157 is effective for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact of adopting FAS 157.

8. SUBSEQUENT EVENT -- On January 31, 2008, the Trustees of CGM Trust, on behalf of its CGM Focus Fund series, approved an agreement and plan of reorganization pursuant to which all of the assets and liabilities of CGM Capital Development Fund will be acquired by CGM Focus Fund as part of a tax-free reorganization. This transaction is subject to approval by the shareholders of CGM Capital Development Fund.

                                 CGM FOCUS FUND
-------------------------------------------------------------------------------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of CGM Trust and Shareholders of CGM Focus Fund:

In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations, of changes in net assets and of cash flows and the financial highlights present fairly, in all material respects, the financial position of CGM Focus Fund (the "Fund", a series of CGM Trust) at December 31, 2007, the results of its operations, the changes in its net assets, its cash flows and the financial highlights for the periods indicated, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2007 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 15, 2008

                                 CGM FOCUS FUND
-------------------------------------------------------------------------------

ADDITIONAL INFORMATION
(unaudited)

AVAILABILITY OF PROXY VOTING INFORMATION:

Proxy voting policies and information regarding how the Fund voted proxies relating to portfolio securities during the twelve month period ended June 30, 2007 are available without charge, upon request by calling 1-800-345-3048. The policies also appear in the Fund's Statement of Additional Information, which can be found on the SEC's website, http://www.sec.gov. The voting records can also be found on the SEC's website on the N-PX filing.

PORTFOLIO HOLDINGS:

The Fund files its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund's Forms N-Q are available on the SEC's website at http://www.sec.gov and may be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

                                 CGM FOCUS FUND
-------------------------------------------------------------------------------

FUND EXPENSES

As a shareholder of CGM Focus Fund, you incur two types of costs: (1) transaction costs, which could include, among other charges, wire fees and custodial maintenance fees for certain types of accounts and (2) ongoing costs, including management fees and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period July 1, 2007 to December 31, 2007.

ACTUAL RETURN AND EXPENSES

The first line of the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second line of the table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs such as any wire fees or custodial maintenance fees that may be payable. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

--------------------------------------------------------------------------------
                              Beginning         Ending           Expenses Paid
                            Account Value    Account Value      During Period*
                               7/01/07         12/31/07       7/01/07 - 12/31/07
--------------------------------------------------------------------------------
Actual                        $1,000.00       $1,457.90               $7.68
--------------------------------------------------------------------------------
Hypothetical
(5% return before expenses)   $1,000.00       $1,018.95               $6.31
--------------------------------------------------------------------------------
* Expenses are equal to the Fund's annualized expense ratio of 1.24%, which includes expenses related to short sales activity, multiplied by the average account value over the period, multiplied by 184/365 (to reflect the one-half year period)

TAX INFORMATION (UNAUDITED) FOR THE TAX YEAR ENDED 12/31/2007

We are providing this information as required by the Internal Revenue Code. The amounts shown may differ from those elsewhere in this report because of differences between tax and financial reporting requirements.

For the year ended December 31, 2007, the Fund designated $152,215,238 as long-term capital dividends.

                                 CGM FOCUS FUND
-------------------------------------------------------------------------------

TRUSTEES AND OFFICERS

The Fund is supervised by the board of trustees (the "Board") of the Trust. The Board is responsible for the general oversight of the Fund, including general supervision and review of the Fund's investment activities. The Board, in turn, elects the officers who are responsible for administering the Fund's day-to-day operations.

An asterisk in the table below identifies those trustees and officers who are "interested persons" of the Trust as defined in the Investment Company Act of 1940. Each trustee and officer of the Trust noted as an interested person is interested by virtue of that individual's position with Capital Growth Management Limited Partnership ("CGM"), the Fund's investment adviser, as described in the table below. Each trustee serves during the continued lifetime of the Trust or until he earlier dies, resigns or is removed, or if sooner, until the election and qualification of his successor. Each officer serves until his or her successor is elected or qualified or until the officer sooner dies, resigns, or is removed or becomes disqualified.

The trustees and officers of the Trust, their ages, their principal occupations during the past five years, the number of CGM Funds they oversee, and other directorships they hold are set forth below. Unless otherwise noted below, the address of each interested trustee and officer is One International Place, Boston, Massachusetts 02110. Correspondence intended for the trustees who are not "interested persons" of the Trust may be sent c/o Capital Growth Management, One International Place, Boston, Massachusetts 02110. The Statement of Additional Information for the Fund includes additional information about Fund trustees and is available, without charge, upon request by calling the CGM Marketing Department, toll free, at 800-345-4048.

                                                                                                                        NUMBER OF
                                                                                                                      FUNDS IN THE
                                                                              PRINCIPAL OCCUPATION DURING               CGM FUNDS
                                           POSITION HELD AND                       PAST 5 YEARS AND                      COMPLEX
NAME, ADDRESS AND AGE                    LENGTH OF TIME SERVED                 OTHER DIRECTORSHIPS HELD                 OVERSEEN
---------------------                    ---------------------                 ------------------------                 --------
INTERESTED TRUSTEES
G. Kenneth Heebner*                    Trustee since 1993                Co-founder and Employee, CGM; Controlling          4
  age 67                                                                 Owner, Kenbob, Inc. (general partner of
                                                                         CGM)

Robert L. Kemp*                        Trustee since 1990                Co-founder and Employee, CGM; Non-voting           4
  age 75                                                                 Owner, Kenbob, Inc. (general partner of
                                                                         CGM)

DISINTERESTED TRUSTEES

Peter O. Brown                         Trustee since 1993                Counsel (formerly, Partner), Harter,               4
  age 67                                                                 Secrest & Emery LLP (law firm); formerly
                                                                         Executive Vice President and Chief
                                                                         Operating Officer, The Glenmeade Trust
                                                                         Company (from 1990 to 1993); formerly
                                                                         Senior Vice President, J.P. Morgan Chase
                                                                         Bank (from 1981 to 1990); Trustee, TT
                                                                         International U.S.A. Master and Feeder
                                                                         Trusts (four mutual funds) from 2000-2005

Mark W. Holland                        Trustee since 2004                President, Wellesley Financial Advisors,            4
  age 58                                                                 LLC; formerly Vice President and Chief
                                                                         Operating Officer, Fixed Income
                                                                         Management, Loomis, Sayles & Company,
                                                                         L.P.; formerly Director, Loomis, Sayles
                                                                         & Company, L.P.

James Van Dyke Quereau, Jr.            Trustee since 1993                Managing Partner and Director, Stratton            4
  age 59                                                                 Management Company (investment management);
                                                                         Director and Vice President, Semper Trust
                                                                         Co. until 2006

J. Baur Whittlesey                     Trustee since 1990                Member, Ledgewood, P.C. (law firm)                 4
  age 61

OFFICERS

G. Kenneth Heebner*                    Vice President since 1990         Co-founder and Employee, CGM; Controlling          4
  age 67                                                                 Owner, Kenbob, Inc. (general partner of
                                                                         CGM)

Robert L. Kemp*                        President since 1990              Co-founder and  Employee, CGM; Non-voting          4
  age 75                                                                 Owner, Kenbob, Inc. (general partner of
                                                                         CGM)

David C. Fietze*                       Chief Compliance Officer          Employee - Legal counsel, CGM; formerly            4
  age 38                               since 2004                        counsel, Bartlett Hackett Feinberg, P.C.
  address:
  38 Newbury Street
  Boston, Massachusetts
  02116

Kathleen S. Haughton*                  Vice President since 1992         Employee - Investor Services Division, CGM         4
  age 47                               and Anti-Money Laundering
  address:                             Compliance Officer since 2002
  38 Newbury Street
  Boston, Massachusetts
  02116

Jem A. Hudgins*                        Treasurer since 2004              Employee - CGM                                     4
  age 44

Leslie A. Lake*                        Vice President and Secretary     Employee - Office Administrator, CGM                4
  age 62                               since 1992

Martha I. Maguire*                     Vice President since 1994        Employee - Funds Marketing, CGM                     4
  age 52

Mary L. Stone*                         Assistant Vice President         Employee - Portfolio Transactions, CGM              4
  age 63                               since 1990

INVESTMENT ADVISER
CAPITAL GROWTH MANAGEMENT
LIMITED PARTNERSHIP
Boston, Massachusetts 02110

TRANSFER AND DIVIDEND PAYING
AGENT AND CUSTODIAN OF ASSETS

STATE STREET BANK AND TRUST COMPANY
Boston, Massachusetts 02111

SHAREHOLDER SERVICING AGENT
FOR STATE STREET BANK AND
TRUST COMPANY

BOSTON FINANCIAL DATA SERVICES, INC.
P.O. Box 8511
Boston, Massachusetts 02266-8511
--------------------------------------------------

TELEPHONE NUMBERS

For information about:
[ ] Account Procedures and Status

[ ] Redemptions

[ ] Exchanges
    Call 800-343-5678

[ ] New Account Procedures

[ ] Prospectuses

[ ] Performance

[ ] Proxy Voting Policies and Voting Records

[ ] Complete Schedule of Portfolio Holdings for the
    1st & 3rd Quarters (as filed on Form N-Q)
    Call 800-345-4048
--------------------------------------------------

MAILING ADDRESS
CGM Shareholder Services
c/o Boston Financial Data Services
P.O. Box 8511
Boston, MA 02266-8511
--------------------------------------------------

This report has been prepared for the shareholders of the Fund and is not authorized for distribution to current or prospective investors in the Fund unless it is accompanied or preceded by a prospectus.

FFAR 07                                                       Printed in U.S.A.